                                                                      EXHIBIT 12

                               CLECO CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     AND EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)


                                                                           FOR THE THREE       FOR THE TWELVE
                                                                           MONTHS ENDED        MONTHS ENDED
                                                                           MARCH 31, 2001      MARCH 31, 2001
                                                                           ---------------    ----------------
                                                                              (In thousands, except ratios)
Earnings                                                                        $12,100            $ 70,646
Income taxes                                                                      6,124              36,216
                                                                                -------            --------
Earnings from continuing operations before income taxes                         $18,224            $106,862
                                                                                =======            ========
Fixed charges:
Interest, long-term debt                                                        $13,123            $ 56,135
Interest, other (including interest on short-term debt)                           2,393               5,830
Amortization of debt expense, premium, net                                          279               1,186
Portion of rentals representative of an interest factor                             171                 568
                                                                                -------            --------
Total fixed charges                                                             $15,966            $ 63,719
                                                                                =======            ========
Earnings from continuing operations before income taxes                         $18,224            $106,862
    Plus: total fixed charges from above                                         15,966              63,719
    Plus: amortization of capitalized interest                                      126                 422
    Less: long-term interest capitalized                                         (2,378)             (9,532)
                                                                                -------            --------
Earnings from continuing operations before income taxes
   and fixed charges                                                            $31,938            $161,471
                                                                                =======            ========
Ratio of earnings to fixed charges                                                 2.00x               2.53x
                                                                                =======            ========
Total fixed charges from above                                                  $15,966            $ 63,719
Preferred stock dividends*                                                          567               2,267
                                                                                -------            --------
Total fixed charges and preferred stock dividends                               $16,533            $ 65,986
                                                                                =======            ========
Ratio of earnings to combined fixed charges and
   preferred stock dividends                                                       1.93x               2.45x
                                                                                =======            ========


* Preferred stock dividends multiplied by the ratio of pretax income to net income.

                                  CLECO POWER
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)


                                                                            FOR THE THREE      FOR THE TWELVE
                                                                            MONTHS ENDED        MONTHS ENDED
                                                                           MARCH 31, 2001      MARCH 31, 2001
                                                                           --------------      --------------
                                                                              (In thousands, except ratios)
Earnings                                                                        $ 8,824            $ 55,993
Income taxes                                                                      4,449              29,366
                                                                                -------            --------
Earnings from continuing operations before income taxes                         $13,273            $ 85,359
                                                                                =======            ========
Fixed charges:
Interest, long-term debt                                                        $ 6,131            $ 24,491
Interest, other (including interest on short-term debt)                           1,172               4,238
Amortization of debt expense, premium, net                                          225                 914
Portion of rentals representative of an interest factor                             171                 513
                                                                                -------            --------
Total fixed charges                                                             $ 7,699            $ 30,156
                                                                                =======            ========
Earnings from continuing operations before
    income taxes and fixed charges                                              $20,972            $115,515
                                                                                =======            ========
Ratio of earnings to fixed charges                                                 2.72x               3.83x
                                                                                =======            ========